Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

Certain identified information has been excluded from this exhibit pursuant to Item 601(a)(6) of Regulation S-K because it is both not material and the type that the registrant treats as private or confidential.

This Settlement Agreement and Mutual Release (this “Agreement”) is entered into as of January 13, 2026 (the “Effective Date”), by and between:

Rainmaker Worldwide Inc., a Nevada corporation, with its principal corporate address at 2510 East Sunset Road, Suite 5 #925, Las Vegas, Nevada (“RAKR” or the “Company”); and Sphere 3D Corp., an Ontario corporation (“Sphere” or the “Holder”).

RAKR and Holder may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, RAKR issued to Holder a certain debt obligation originally dated October 1, 2020, with an initial principal amount of $3,105,896.72 (the “Original Obligation”);

WHEREAS, as of the Effective Date, the Parties acknowledge that the outstanding balance of the Original Obligation consists of principal and accrued but unpaid interest (the “Outstanding Balance”);

WHEREAS, the Parties desire to fully and finally settle, compromise, and resolve the Outstanding Balance and any and all claims related thereto, upon the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which is acknowledged, the Parties agree as follows:

1. Settlement Terms

(a) The Company agrees to pay Holder a cash settlement amount in U.S. dollars (the “Settlement Amount”) on or before February 27, 2026 (the “Settlement Date”), by wire transfer in immediately available funds to an account designated by Holder.

(b) If the Company does not pay the Settlement Amount in full by the Settlement Date, the Settlement Amount shall increase by an incremental amount for each month or portion thereof following the Settlement Date until the payment is made in full.

(c) As of December 25, 2025, interest on the Original Obligation ceased to accrue.

2. Release by Holder

Upon the Company’s full, timely, and complete satisfaction of the Settlement Terms, Holder hereby fully and irrevocably releases and forever discharges the Company and its affiliates, officers, directors, shareholders, employees, and agents from any and all claims, liabilities, causes of action, damages, or demands of any kind, whether known or unknown, arising out of or related to the Original Obligation, except for the Company’s obligations under this Agreement.

3. Release by the Company

Upon execution of this Agreement, the Company hereby fully and irrevocably releases and forever discharges Holder and its affiliates, officers, directors, shareholders, employees, and agents from any and all claims, liabilities, causes of action, damages, or demands of any kind, whether known or unknown, arising out of or related to the Original Obligation, except for Holder’s obligations under this Agreement.

4. No Admission of Liability

Nothing in this Agreement shall be construed as an admission of liability, wrongdoing, or breach by any Party.

5. Representations and Warranties

Each Party represents and warrants that:

(a) it is duly organized and in good standing under the laws of its jurisdiction of formation;

(b) it has full power and authority to enter into this Agreement and perform its obligations hereunder;

(c) this Agreement constitutes a valid and binding obligation enforceable against such Party in accordance with its terms;

(d) no bankruptcy or insolvency proceeding is foreseeable that would impair this Agreement.

6. Confidentiality

Except as required by law, regulation, or securities filings, the Parties agree to maintain the confidentiality of this Agreement; provided, however, that disclosures may be made to legal counsel, auditors, and financial advisors.

7. Governing Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict-of-law principles. The Parties consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York.

8. Entire Agreement

This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior discussions or agreements.

9. Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

10. Notices

Notices shall be delivered electronically to the Parties.

11. Further Assurances

Each Party agrees to execute such further documents and take such actions as may reasonably be necessary to effectuate this Agreement.

IN WITNESS WHEREOF

The Parties have executed this Agreement as of the Effective Date.

RAINMAKER WORLDWIDE INC.		SPHERE 3D CORP.

By:		By:
Name:	Michael O’Connor	Name:	Kurt Kalbfleisch
Title:	CEO	Title:	CEO